Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On April 1, 2022, Intellinetics, Inc. (“Intellinetics” or the “Company”) acquired substantially all of the assets of Yellow Folder, LLC (“Yellow Folder”). The consideration paid by the Company to the stockholders of Yellow Folder consisted of approximately $6.5 million in cash.

The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and should be read in conjunction with the:

●	Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

●	Separate historical financial statements of Intellinetics included in its Annual Report on Form 10-K for the year ended December 31, 2021; and

●	Separate historical financial statements of Yellow Folder for the year ended December 31, 2021, which are included in Exhibit 99.1 to this Current Report on Form 8-K/A.

●	Separate historical financial statements of Yellow Folder for the quarter ended March 31, 2022 and 2021, which are included in Exhibit 99.2 to this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined balance sheet presents Intellinetics’ historical financial position combined with Yellow Folder as if the acquisition had occurred on December 31, 2021 and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma condensed combined statement of income presents the combined results of Intellinetics’ operations with Yellow Folder as if the acquisition had occurred on January 1, 2021 and includes adjustments that are directly attributable to the acquisition, are expected to have a continuing impact on the combined results, and are factually supportable. The pro forma condensed combined financial statements are not necessarily indicative of what Intellinetics’ financial position or results of operations actually would have been had the Company completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The Company has not completed a full, detailed valuation analysis necessary to determine the fair values of Yellow Folder’s identifiable assets acquired and liabilities assumed in the acquisition. However, a preliminary valuation analysis based upon assumptions used by management was performed as of December 31, 2021, the date of which the acquisition is deemed to have occurred for purposes of the pro forma balance sheet, related to its assets and liabilities, including intangible assets. The acquisition of Yellow Folder created goodwill as the acquisition consideration exceeded the fair value attributable to identifiable assets and liabilities. The unaudited pro forma combined balance sheet includes only preliminary estimates assuming the acquisition had occurred on December 31, 2021. The final valuation of amounts of assets acquired and liabilities assumed in the acquisition accounting will be based on their respective fair values as determined as of April 1, 2022, the date of acquisition, and may differ significantly from these preliminary estimates.

The pro forma financial statements do not include integration costs expected to result from the acquisition or the realization of any cost synergies or revenue synergies expected to result from the acquisition. The effects of the foregoing excluded items could, individually or in the aggregate, materially impact the pro forma financial statements.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q and Yellow Folder’s historical information included herein.

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2021

			Pro Forma
	Intellinetics	Yellow Folder	Adjustments		Combined
ASSETS

Current assets:
Cash	$1,752,630	$548,895	$876,672	a	$3,178,197
Accounts receivable, net	1,176,059	83,451	-		1,259,510
Accounts receivable – unbilled	444,782	-	-		444,782
Parts and supplies – net	76,691	-	-		76,691
Other contract assets	78,556	73,114	-		151,670
Prepaid expenses and other current assets	155,550	59,442	-		214,992

Total current assets	$3,684,268	$764,902	$876,672		$5,325,842

Property and equipment, net	1,091,780	21,023	-		1,112,803
Right of use asset	3,841,612	-	-		3,841,612
Other assets	53,089	-	-		53,089
Intangible assets, net	968,496	-	3,888,798	d	4,857,294
Goodwill	2,322,887	-	3,888,798	d	6,211,685

Total assets	$11,962,132	$785,925	$8,654,268		$21,402,325

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$181,521	$42,246	$-		$223,767
Accrued compensation	343,576	-	-		343,576
Accrued expenses, other	161,862	67,628	16,008	b	245,498
Lease liability - current	616,070	59,286	(59,286)	c	616,070
Deferred revenues	1,194,649	1,305,475	-		2,500,124
Deferred compensation	100,828	-	-		100,828
Earnout liabilities - current	958,818	-	-		958,818

Total current liabilities	$3,557,324	$1,474,635	$(43,278)		$4,988,681

Long-term liabilities:
Notes payable	$1,754,527	$-	$-		$1,754,527
Subordinated notes	-	-	2,727,340	e	2,727,340
Lease liability - net of current portion	3,316,682	25,546	(25,546)	c	$3,316,682
Earnout liabilities - net of current portion	671,863	-	-		671,863

Total long-term liabilities	$5,743,072	$25,546	$2,701,794		$8,470,412

Total liabilities	$9,300,396	$1,500,181	$2,658,516		$13,459,093

Stockholders’ Equity (Deficit):
Common Stock	$2,823	$-	$1,243	f	$4,066
Additional paid-in capital	24,297,229	-	5,280,253	h	29,577,482
Accumulated (deficit) equity	(21,638,316)	(714,256)	714,256	i	(21,638,316)
Total stockholders’ (deficit) equity	2,661,736	(714,256)	5,995,752		$7,943,232
Total liabilities and stockholders’ deficit	$11,962,132	$785,925	$8,654,268		$21,402,325

See notes to these unaudited pro forma condensed combined financial statements.

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

				Pro Forma
	Intellinetics		Yellow Folder	Adjustments		Combined

Total revenues	$11,460,265		$2,813,474	$-		$14,273,739

Total cost of revenues	$4,517,283		$1,038,204	$-		$5,555,487

Gross profit	$6,942,982		$1,775,270	$-		$8,718,252

Total operating expenses	$5,977,994		$1,153,603	$486,100	j	$7,617,697

Income from operations	$964,988		$621,667	$(486,100)		$1,100,555

Other income (expense)
Other income (expense)	$845,083		$(13,192)			$831,891
Interest expense, net	$(452,120)	$				$(452,120)

Net income	$1,357,951		$608,475	$(486,100)		$1,480,326

Basic net income per share:	$0.48					$0.36
Diluted net income per share:	$0.44					$0.33
Weighted average number of common shares outstanding - basic	2,822,972			1,242,588	g	4,065,560
Weighted average number of common shares outstanding - diluted	3,104,820			1,366,846		4,471,666

See notes to these unaudited pro forma condensed combined financial statements.

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2022

			Pro Forma
	Intellinetics	Yellow Folder	Adjustments		Combined

ASSETS

Current assets:
Cash	$2,172,758	$545,341	$880,226	a	$3,598,325
Accounts receivable, net	898,399	92,805	20,215	b	1,011,419
Accounts receivable – unbilled	473,986	-	-		473,986
Parts and supplies – net	65,713	-	-		65,713
Other contract assets	86,603	73,114	15,926	b	175,643
Prepaid expenses and other current assets	211,087	38,913	8,476	b	258,476

Total current assets	$3,908,546	$750,173	$924,843		$5,583,562

Property and equipment, net	1,087,832	41,375	9,012	b	1,138,219
Right of use asset	3,687,107	-	-		3,687,107
Other assets	79,293	-	-		79,293
Intangible assets, net	914,377	-	3,888,798	d	4,803,175
Goodwill	2,322,887	-	3,888,798	d	6,211,685

Total assets	$12,000,042	$791,548	$8,711,451		$21,503,041

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$330,270	$58,157	$12,668	b	$401,095
Accured compensation	287,044	-	-		287,044
Accrued expenses, other	155,384	115,539	25,167	b	296,090
Lease liability - current	635,423	-	-		635,423
Deferred revenues	1,136,066	1,053,219	229,413	b	2,418,698
Deferred compensation	80,662	-	-		80,662
Earnout liabilities - current	994,527	-	-		994,527
Notes payable - net	1,807,128	-	-		1,807,128

Total current liabilities	$5,426,504	$1,226,915	$267,248		$6,920,667

Long-term liabilities:
Subordinated notes	$-	$-	$2,727,340	e	$2,727,340
Lease liability - net of current portion	3,151,110	-	-		3,151,110
Earnout liabilities - net of current portion	700,358	-	-		700,358

Total long-term liabilities	$3,851,468	$-	$2,727,340		$6,578,808

Total liabilities	$9,277,972	$1,226,915	$2,994,588		$13,499,475

Stockholders’ Equity (Deficit):
Common Stock	$2,831	$-	$1,243	f	$4,074
Additional paid-in capital	24,377,681	-	5,280,253	h	29,657,934
Accumulated (deficit) equity	(21,658,442)	(435,367)	435,367	i	(21,658,442)
Total stockholders’ (deficit) equity	2,722,070)	(435,367)	5,716,863		$8,003,566)
Total liabilities and stockholders’ deficit	$12,000,042	$791,548	$8,711,451		$21,503,041

See notes to these unaudited pro forma condensed combined financial statements.

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2022

			Pro Forma
	Intellinetics	Yellow Folder	Adjustments		Combined

Total revenues	$2,703,512	$803,613	$-		$3,507,125

Total cost of revenues	$1,071,675	$318,409	$-		$1,390,084

Gross profit	$1,631,837	$485,204	$-		$2,117,041

Total operating expenses	$1,539,362	$206,315	$121,525	j	$1,867,202

Income from operations	$92,475	$278,889	$(121,525)		$249,839

Interest expense, net	$(112,601)	$-	$-		(112,601)

Net income (loss)	$(20,126)	$278,889	$(121,525)		$137,238

Basic net income (loss) per share:	$(0.01)				$0.03
Diluted net income (loss) per share:	$(0.01)				$0.03
Weighted average number of common shares outstanding - basic	2,830,899		1,242,588	g	4,073,487
Weighted average number of common shares outstanding - diluted	2,830,899		1,366,846		4,197,745

See notes to these unaudited pro forma condensed combined financial statements.

1. Transaction and Basis of Presentation

On April 1, 2022, Intellinetics, Inc. (“Intellinetics” or the “Company”) acquired substantially all the assets of Yellow Folder, LLC, a Texas limited liability company (“Yellow Folder”). Located in Dallas, Yellow Folder is a document solutions company that specializes in the K-12 education market.

The Acquisition was consummated pursuant to an Asset Purchase Agreement, dated as of April 1, 2022 (the “Purchase Agreement”), by and among the Company, as the purchaser, Yellow Folder, as the seller, and 16th Fairway, LLC, TAG 2103 Investment Trust, Elderly Moose, LLC, and Double Wolves, Inc., collectively, as the members. The board of directors of the Company approved the Purchase Agreement and the transactions contemplated thereby. The purchase price for Yellow Folder consisted of approximately $6.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment, with a preliminary working capital negative adjustment of $116,731. The acquisition was effective as of 12:01 a.m. on April 1, 2022. The Company financed the transaction by entering into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold (i) 1,242,588 shares of the Company’s common stock, at a price of $4.62 per share, for aggregate gross proceeds of $5,740,756 and (ii) $2,964,500 in 12% Subordinated Notes, for aggregate gross proceeds of $8,705,256 for the combined private placement.

The accompanying unaudited pro forma condensed combined balance sheet presents Intellinetics’ historical financial position combined with Yellow Folder as if the acquisition had occurred on December 31, 2021 and the unaudited pro forma condensed combined statement of income presents the combined results of Intellinetics’ operations with Yellow Folder as if the acquisition had occurred on January 1, 2021. The accompanying pro forma condensed combined financial statements include management’s assumptions and certain adjustments described in greater detail below.

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Yellow Folder’s assets acquired and liabilities assumed and conformed the accounting policies of Yellow Folder to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition. Additionally, the unaudited pro forma condensed combined financial information does not reflect additional revenue opportunities following the acquisition. The unaudited pro forma condensed combined financial information also does not impute any on-going financing costs which the Company may or may not incur related to the transaction.

Certain reclassifications have been made relative to Yellow Folder’s historical financial statements to conform to the financial statement presentation of Intellinetics. Such reclassifications are described in further detail in Note 5 to the unaudited pro forma condensed combined financial statements.

2. Accounting Policies

As a result of the continuing review of Yellow Folder’s accounting policies, Intellinetics may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. The unaudited pro forma combined condensed financial statements do not assume any differences in accounting policies other than as described in Note 4.

3. Purchase Price and Allocation

The following table sets forth the purchase consideration paid to shareholders of Yellow Folder on April 1, 2022, the date of acquisition. The preliminary purchase price allocation set forth below assumes the acquisition had closed on December 31, 2019:

Consideration paid to Yellow Folder’s members:
Cash	$6,500,000
Working capital adjustment	(116,731)
Total consideration	$6,383,269

Preliminary purchase price allocation
Accounts receivable	$83,451
Prepaid expenses	59,442
Contract assets	73,114

Property and equipment	21,023
Accounts payable	(42,246)
Accrued expenses	(67,628)
Deferred liability	(1,305,475)
Total tangible assets acquired and liabilities assumed	(1,394,326)
Intangible assets	3,888,798
Goodwill	3,888,798
Total pro forma net assets acquired	$6,383,269

The final determination of the purchase price allocation and the amount of goodwill acquired will be based on Yellow Folder’s assets acquired and liabilities assumed as of April 1, 2022, the date of acquisition.

For the purposes of this pro forma analysis, the purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed as of the date of acquisition. The determination of estimated fair value requires management to make significant estimates and assumptions. The final valuation of net assets is expected to be completed as soon as possible but no later than one year from the acquisition date. The Company will adjust its estimates as needed based upon the final valuation. The following is a summary of preliminary valuation estimates along with management’s assumptions included in the adjustments reflected in the pro forma condensed combined financial information:

Tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts which management believes approximate their fair values as of the assumed date of acquisition.

Accrued and other liabilities: Accrued expenses were adjusted to record combined estimated transaction costs incurred. These costs were incurred after December 31, 2021, but are included as an adjustment to accrued and other liabilities and accumulated deficit for purposes of presenting the pro forma condensed combined balance sheet as if the transaction had occurred on December 31, 2021. These transaction expenses are not reflected in the pro forma condensed combined statement of income for the year ended December 31, 2021, as they are not expected to have a continuing impact on future operations.

Identifiable intangible assets: At this time, the Company’s estimates of the fair values of intangible assets are still subject to considerable uncertainty, as substantial amounts of Yellow Folder’s data must be thoroughly analyzed before more precise valuations can be determined. The Company anticipates that these analyses will be completed during the measurement period following the closing date.

Goodwill: Goodwill represents the excess of the acquisition consideration over the preliminary estimated fair values of nets assets acquired. Goodwill presented in the unaudited combined balance sheet was based on the net assets as if the acquisition had occurred on December 31, 2021. Goodwill for the final allocation of the purchase price will be based on the fair value of the net assets acquired on April 1, 2022, the date of acquisition.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the consideration paid to Yellow Folder’s stockholders and to adjust amounts related to the tangible and intangible assets and liabilities of Yellow Folder to reflect the preliminary estimate of their fair values and the impact on the combined statement of income as if Intellinetics and Yellow Folder had been combined during the periods presented. The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)	To record an adjustment to remove Yellow Folder cash not acquired in transaction. This amount is offset by an increase in cash related to remaining unused net proceeds from equity offering.

(b)	To record an adjustment to accounts to align with opening balance amounts based on preliminary fair value assessment.

(c)	To record an adjustment to remove Yellow Folder short and long term capital lease liability not included or acquired in transaction.

(d)	To record an adjustment to record intangible assets and goodwill based on preliminary purchase price allocation.

(e)	To record an adjustment to record the issuance of subordinated notes, net of related financing fees, as net proceeds were used in connection with the transaction

(f)	To record an adjustment to commons stock for stock issuance.

(g)	To adjust number of shares outstanding and basic and diluted EPS based on stock issuance.

(h)	Adjustments to remove Yellow Folder additional paid in capital, offset by an increase due to stock issuance net of transaction costs.

(i)	To remove Yellow Folder retained earnings.
(j)	To record an adjustment for amortization of intangibles based on purchase accounting adjustments.

5. Non-recurring Transaction Costs

The Company and Yellow Folder have incurred and the Company will continue to incur certain non-recurring transaction expenses. The pro forma condensed combined balance sheet as of December 31, 2021 includes an adjustment of approximately $335,000 to accrued and other liabilities for combined estimated transaction costs (See Note 2 above). These transaction expenses are not reflected in the pro forma condensed combined statement of income for the year ended December 31, 2021, as they are not expected to have a continuing impact on future operations.

6. Pro Forma Combined Net Income (Loss) per Share

The pro forma basic and diluted net income (loss) per share presented in the unaudited pro forma condensed combined statements of operations is computed based on the weighted-average number of shares outstanding:

Twelve months ended December 31, 2021
Pro forma net income	$1,480,326
Intellinetics’ weighted average shares, basic	2,822,972
Shares expected to be issued in conjunction with acquisition of Yellow Folder	1,242,588
Pro forma weighted average shares, basic	4,065,560
Pro from net income per share, basic	$0.36

Pro forma net income	$1,480,326
Intellinetics’ weighted average shares, diluted	3,104,820
Shares expected to be issued in conjunction with acquisition of Yellow Folder	1,366,846
Pro forma weighted average shares, diluted	4,471,666
Pro from net income per share, diluted	$0.33